UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

CIVITAS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36623	65-1309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2017, National Mentor Holdings, Inc. (“NMHI”) and NMH Holdings, LLC (“NMHH”), wholly-owned subsidiaries of Civitas Solutions, Inc. (NYSE: CIVI) (the “Company”), and certain subsidiaries of NMHI, as guarantors (the “Guarantors”), entered into Amendment No. 6 (the “Amendment No. 6”) to the Credit Agreement dated as of January 31, 2014 (as amended from time to time, the “Senior Credit Agreement”) by and among NMHI, NMHH, the Guarantors, Barclays Bank PLC, as administrative agent, and the other agents and lenders named therein. Amendment No. 6 provided for an additional $75.0 million term loan (the “2017-1 Incremental Term Loan”), which was funded on October 25, 2017, under NMHI’s tranche B term loan facility (the “Term Loan”), pursuant to the terms of the Senior Credit Agreement that permit borrowings of unlimited amounts so long as NMHI’s consolidated first lien leverage ratio (as defined in the Senior Credit Agreement) does not exceed 4.50 to 1.00 on a pro forma basis, subject to the conditions set forth in the Senior Credit Agreement. After giving effect to Amendment No. 6, NMHI is required to repay the Term Loan in quarterly principal installments of $1,832,839.56, with the balance payable at maturity. All of the other terms of the 2017-1 Incremental Term Loan are identical to the Term Loan, including the initial term loan funded on January 31, 2014 and the $55.0 million incremental term loan funded on February 27, 2015.

The net proceeds of the 2017-1 Incremental Term Loan will be used by NMHI to pay the purchase price for the acquisition of Mentis Neuro Rehabilitation, LLC and to pay related fees and expenses. Any excess proceeds will be used for general corporate purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 6 to the to the Credit Agreement, dated as of October 24, 2017, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc. as borrower, certain subsidiaries of National Mentor Holdings, Inc. party thereto, as guarantors, the lenders party thereto and Barclays Bank PLC, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIVITAS SOLUTIONS, INC.

By:	/s/ Bruce F. Nardella
Bruce F. Nardella
Chairman, Chief Executive Officer and President

Date: October 25, 2017